SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)  December 31, 2002

Pope Resources, A Delaware Limited Partnership

(Exact name of registrant as specified in its charter)

Delaware	91-1313292
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

19245 Tenth Avenue NE, Poulsbo, Washington	98370
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code (360) 697-6626

NOT APPLICABLE
(Former name or former address, if changed since last report.)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.           OTHER EVENTS AND REGULATION FD DISCLOSURE

On February 10, 2003 the registrant issued a press release relating to its earnings for the year and quarter ended December 31, 2002. A copy of that press release is attached hereto as Exhibit 99.1.

Item 7.           FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.              Description

99.1                                                   Press release of the registrant dated February 10, 2003

SIGNATURES

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

POPE RESOURCES, A DELAWARE LIMITED PARTNERSHIP

DATE: February 11, 2003	BY:	/s/ Thomas M. Ringo
Thomas M. Ringo
Vice President and Chief Financial Officer, Pope Resources, A Delaware Limited Partnership, and Pope MGP, Inc., General Partner